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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K/A

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2002

HA-LO INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

001-13525
(Commission File Number)

Delaware	36-3573412
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

707 Skokie Boulevard, Suite 600, Northbrook, IL 60062
(Address of principal executive offices, with zip code)

(847) 600-3000
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

        This current report on Form 8-K/A amends Item 4 of the Form 8-K filed with the Securities and Exchange Commission (the "SEC") on September 20, 2002 (SEC File No. 001-13525) (the "Prior Form 8-K").

Item 4.    Changes in Registrant's Certifying Accountant.

        HA-LO Industries, Inc. ("HA-LO") indicated in the Prior Form 8-K, that Arthur Andersen LLP ("Andersen") resigned as HA-LO's independent public accountant in July 2002. The reports of Andersen on the financial statements of HA-LO for the two most recent fiscal years filed by HA-LO contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the two most recent fiscal years and through any interim period thereafter for which HA-LO filed financial statements, there were no disagreements with Andersen on any matter of accounting principles or practices, financial statement disclosure, or audit scope or procedure, which disagreements if not resolved to the satisfaction of Andersen would have caused Andersen to make reference thereto in its report on the financial statements for such periods.

        During the two most recent fiscal years and through any interim period thereafter for which HA-LO filed financial statements, HA-LO had an event reportable under Item 304(a)(1)(v) of Regulation S-K. At the initiation of a HA-LO internal review in the first half of fiscal 2001, HA-LO and Andersen discussed whether a potential restatement of HA-LO's financial results might be advisable to adjust accounts primarily at a non-core marketing services subsidiary relating principally to the recording of revenue. After further investigation by HA-LO and Andersen, Andersen advised HA-LO, at a specially convened meeting of the full board of directors of HA-LO in November 2001, to restate its financial results for the three fiscal years ended December 31, 1998, 1999 and 2000 and the three months ended March 31, 2001. After discussion, the board unanimously accepted Andersen's advice and resolved to restate its financial results for the indicated time period. Accordingly, HA-LO indicated in a prior Form 8-K filed with the SEC on November 21, 2001 (SEC File No. 001-13525) and in a press release attached as an exhibit thereto, that HA-LO intended to restate its financial results for the periods indicated above.

        Because of Andersen's own internal business issues and HA-LO's own financial condition and status as a company in bankruptcy, Andersen and HA-LO did not take all of the required actions to undertake the review and work necessary to restate HA-LO's financial results. As indicated in the Prior Form 8-K, Andersen ultimately resigned as HA-LO's independent public accountant in July 2002 because of its own internal business issues. In addition, as indicated in the Prior Form 8-K, as a result of HA-LO's own financial condition and status as a company in bankruptcy, HA-LO did not undertake to retain a new independent public accountant, which would be required to complete the restatement of its financial results. Because HA-LO has not retained a new independent public accountant, it has not authorized Andersen to respond fully to any inquiry of a successor independent public accountant concerning the events described above, but intends to so authorize Andersen if and when HA-LO retains a new independent public accountant.

        HA-LO provided Andersen with a copy of this Item and requested that Andersen furnish a letter addressed to the SEC stating whether Andersen agrees with the statements made above and, if not, stating the respects in which it does not agree. HA-LO has made reasonable efforts to obtain such a letter from Andersen. By letter dated December 5, 2002, Andersen advised HA-LO that because of recent events at Andersen, it is unable to provide a letter stating whether it agrees or disagrees with the statements made above. Andersen further indicated this is its current position regarding such matters and that the SEC is generally aware of this position.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HA-LO INDUSTRIES, INC.
Date: December 13, 2002	By:	/s/ JAMES SMITH James Smith Chief Financial Officer

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  Item 4. Changes in Registrant's Certifying Accountant.
SIGNATURES